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                                   EXHIBIT 21

                    SUBSIDIARIES OF MERCER INTERNATIONAL INC.

                                                                                Shareholding
                                                                                at Year End
                                                           Jurisdiction      ------------------
                Name of Subsidiary(1)                    of Incorporation    Direct    Indirect
-----------------------------------------------------    ----------------    ------    --------
Dresden Papier GmbH..................................        Germany           -         100%
Papierfabrik Fahrbrucke GmbH.........................        Germany           -         100%
Spezialpapierfabrik Blankenstein GmbH................        Germany           -         100%
Zellstoff-und Papierfabrik Rosenthal GmbH & Co. KG...        Germany           -         100%
Zellstoff Stendal GmbH...............................        Germany           -         63.6%

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(1)  All the subsidiaries are conducting business under their own names.